FUND LIQUIDATION:

WisdomTree LargeCap Growth Fund

   Registrant incorporates by reference Form 497, dated and filed on October 19, 2012.
   (SEC Accession No. 0001193125-12-428000)


INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS:

   Registrant incorporates by reference Form 485BPOS, dated and filed on December 28, 2012.
   (SEC Accession No. 0001193125-12-518414)

   Advisory Agreement:
      EX-99.(D)(1)

   Sub-Advisory Agreements:
      EX-99.(D)(4)
      EX-99.(D)(5)
      EX-99.(D)(7)
      EX-99.(D)(10)


Report Fiscal End is 3/28/2013 for the International Funds contained in the below list:
	-	WisdomTree DEFA Fund
 	-	WisdomTree DEFA Equity Income Fund
	-	WisdomTree Global Equity Income Fund
 	-	WisdomTree Europe SmallCap Dividend Fund
 	-	WisdomTree Japan Hedged Equity Fund
	-	WisdomTree Global ex-U.S. Growth Fund
 	-	WisdomTree Japan SmallCap Dividend Fund
	-	WisdomTree Asia Pacific ex-Japan Fund
	-	WisdomTree Australia Dividend Fund
 	-	WisdomTree InternationalLargeCap Dividend Fund
	-	WisdomTree International Dividend ex-Financials Fund
 	-	WisdomTree International MidCap Dividend Fund
 	-	WisdomTree International SmallCap Dividend Fund
	-	WisdomTree Emerging Markets Equity Income Fund
	-	WisdomTree Emerging Markets SmallCap Dividend Fund
 	-	WisdomTree Middle East Dividend Fund
 	-	WisdomTree Europe Hedged Equity Fund
	-	WisdomTree  Commodity Country Equity Fund
 	-	WisdomTree Global Natural Resources Fund
 	-	WisdomTree Global ex-U.S. Utilities Fund
	-	WisdomTree Global ex-U.S. Real Estate Fund
	-	WisdomTree China Dividend ex-Financials Fund